PROMISSORY NOTE
                     Floating Interest Rate

DEBTOR(S) NAME     NOTE     DATE OF NOTE      MATURITY       PRINCIPAL
ADDRESS             NO.                         DATE           AMOUNT
                            December 1,        June 1,
Delta Petroleum    001          1999           2004           $8,000,000
Corporation
555 17th Street
Suite 3310
Denver CO 80202
303-293-9133-Telephone
303-298-8251 -Facsimile



                  INTEREST RATE
                  National Prime (as Published by Wall Street Journal) plus One and One Half Percent (1.5%), FLOATING, Adjusted Monthly and Established On First Day of Each Month Based Upon Immediately Preceding Business Day Published Rate, compounded annually


                  COLLATERAL CATEGORIES:            SSN/TIN NUMBER:
                  Oil and Gas Properties and
                  Contractual Rights


PAYMENT TERMS:

Payment Required on the First Calendar Day of Each Month Equal to the Greater of (i) One Hundred Fifty-thousand United States Dollars (US$150,000) or (ii) Seventy-Five Percent (75%) of Net Cash Flow from Offshore Properties and New Mexico Properties (As Herein Defined and Determined), Payable in United States Dollars Immediately Available in Tulsa, Oklahoma

FOR VALUE RECEIVED, the undersigned Debtor(s), jointly and severally if more than one, agree to the terms of this Note and promise to pay to the order of Lender named below at its place of business as indicated herein or at such other place as may be designated in writing by holder, the Principal Amount of this Note together with interest until maturity at the per annum interest rate or rates stated above. Interest on this Note is calculated on the actual number of days elapsed on a basis of a 360 day year unless otherwise indicated herein. For purposes of computing interest and determining the date principal and interest payments are received, all payments made under this Note will not be deemed to have been made until such payments are received in collected funds.

PAYMENTS NOT MADE WHEN DUE. Any principal and/or interest amount not paid when due shall bear interest at a rate six percent (6%) per annum greater than the per annum interest rate prevailing on this Note at the time the unpaid amount became due. In no event shall the interest rate and related charges either before or after maturity be greater than permitted by law.

ALL PARTIES PRINCIPALS. All parties liable for payment hereunder shall each be regarded as a principal and each party agrees that any party hereto with approval of holder and without notice to other parties may from time to time renew this Note or consent to one or more extensions or deferrals of Maturity Date for any term or terms, and all parties shall be liable in same manner as on original note. All parties liable for payment hereunder waive presentment, notice of dishonor and protest and consent to partial payments, substitutions or release of collateral and to addition or release of any party or guarantor.

ADVANCES AND PAYMENTS. It is agreed that the sum of all advances under this Note may exceed the Principal Amount as shown above, but the unpaid balance exclusive of interest shall never exceed said Principal Amount. Advances and payments on Note shall be recorded on records of Lender and such records shall be prima facie evidence of such advances, payments and unpaid principal balance. Subsequent advances and the procedures described herein shall not be construed or interpreted as granting a continuing line of credit for Principal Amount. Lender reserves the right to apply any payment by Debtor, or for account of Debtor, toward this Note or any other obligation of Debtor to Lender.

COLLATERAL. This Note and all other obligations of Debtor to Lender, and all renewals or extensions thereof, are secured by all collateral securing this Note and by all other security interests heretofore or hereafter granted to Lender as more specifically described in Mortgage (as hereafter defined)and other securing documentation.

ACCELERATION. At option of the Lender, the unpaid balance of this Note and all other obligations of Debtor to Lender, whether direct or indirect, absolute or contingent, now existing or hereafter arising, shall become immediately due and payable without notice or demand upon the occurrence or existence of any of the following events or conditions: (a) any payment required by this Note is not made when due or (b) appointment of a receiver over any part of the property of Debtor, the assignment of property by any debtor for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Debtor.

WAIVERS. No waiver by holder of any payment or other right under this Note or any related agreement or documentation shall operate as a waiver of any other payment or right.

GOVERNING LAW. This Note and the obligations evidenced hereby are made, entered into, to be construed and governed by the laws of the state indicated in the address of Lender shown below. Debtor(s) consent to, and agree that the exclusive jurisdiction and venue of any litigation arising under this Note shall be a Court sitting in the State indicted in the address of Lender.

COLLECTION COSTS. All parties liable for payment hereunder agree to pay reasonable costs of collection.

RIGHT OF OFFSET. Any indebtedness due from holder hereof to Debtor or any party hereto including, but without limitation, any deposits or credit balances due from holder, is pledged to secure payment of this Note and any other obligation to holder of Debtor or any party hereto, and may at any time while the whole or any part of such obligation remains unpaid, either before or after Maturity hereof, be appropriated, held or applied toward the payment of this Note or any other obligation to holder of Debtor or any party hereto.

PURPOSE. Debtor affirms that the proceeds of this Note are to be used for a business or agricultural purpose and not for a personal, family or household purpose.

LOAN AGREEMENT. This Note is executed and delivered pursuant to that certain Loan Agreement between Debtor and Lender dated November ____, 1999. This Note is subject to the Pre-payment Provisions of the Loan Agreement. Mortgage as used herein has the meaning as set forth in the Loan Agreement.

NET CASH FLOW. As used in this Note Net Cash Flow from Offshore
Properties and New Mexico Properties shall be determined as follows:

     (a)  Offshore Properties and New Mexico Properties: Offshore
          Properties and New Mexico Properties means the all right, title and interest of Borrower in those properties described on Exhibit A to the Mortgage (Exhibits B-1, B-2, and B-3 to the Loan Agreement).

     (b) Net Cash Flow Determined Monthly. New Cash Flow shall be determined monthly on or before the twentieth day of the month next following the month in respect of which the determination is being made.

     (c) Cash Basis of Accounting. The cash basis of accounting shall be used to determine Net Cash Flow. No reserves or suspended accounts shall be maintained.

     (d) Cumulative and Aggregate Determination. Net Cash Flow shall be determined on a cumulative basis from and after December 1, 1999. Net Cash Flow shall be determined on an aggregate basis of all Offshore Properties and New Mexico Properties.

     (e) Capitalized and Expensed Disbursements. All disbursements which are normally expensed shall be deducted. All disbursements which are normally capitalized shall not be deducted.

     (f)  Determination Without Consideration of Payments on this
          Note. No payments on this Note shall be considered in determining Net Cash Flow.

     (g)  Determination Without Consideration of Cost of
          Acquisition of Offshore Properties. No costs of acquisition of the Offshore Properties or the New Mexico Properties shall be deducted in determining Net Cash Flow.

     (h) Proceeds of Disposition. All proceeds of any disposition of the Offshore Properties or New Mexico Properties or any part thereof shall be included in the determination of Net Cash Flow.

     (i) GAAP. Except as herein provided, Net Cash Flow shall be determined in accordance with generally accepted accounting principles.

ENTIRE AGREEMENT. All parties acknowledge that this Note and related documents contain the complete and entire agreement between Debtor and Lender, except and related documentation pursuant to which this Note is executed and delivered. No variation, modification, changes or amendments to this Note or related documents shall be binding unless in writing and signed by all parties. No legal relationship is created by the execution of this Note and related documents except that of debtor and creditor or as stated in writing.



LENDER NAME AND ADDRESS:                DEBTOR(S) SIGNATURE(S):

Kaiser-Francis Oil Company              DELTA PETROLEUM CORPORATION
Post Office Box 21468
Tulsa, Oklahoma 74121-1468
                                     By:a/Aleron H. Larson, Jr.
                                     its Chairman/CEO